UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2012

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 19, 2012, Ramco-Gershenson Properties, L.P. (the “Operating Partnership”), the majority-owned operating partnership of Ramco-Gershenson Properties Trust (the “Registrant”), entered into a Third Amended and Restated Unsecured Master Loan Agreement with a syndicate of banks, led by KeyBanc Capital Markets (the “Third Amendment”).  The Third Amendment amends and restates the Second Amended and Restated Unsecured Master Loan Agreement by replacing the prior $250 million unsecured credit facility with a $360 million unsecured credit facility (the “Facility”).  The Facility is comprised of a $240 million revolving line of credit with a four-year term and one-year extension option and a five-year $120 million term loan that matures on July 19, 2017. The Facility can be upsized to $450 million through an accordion feature.  Borrowings under the facility are priced at LIBOR plus 165 to 225 basis points based upon a pricing grid tied to the Registrant’s leverage ratio.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(c)	Exhibits.

99.1	Press release dated July 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	July 24, 2012	By:	/s/ GREGORY R. ANDREWS
Gregory R. Andrews
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated July 23, 2012